DeJoya & Company                                                                                                                                                                2425 W. Horizon Ridge Parkway
Certified Public Accountants                                                                                                                                                              Henderson, Nevada 89052
 702.563.1600 tel
702.920.8049 fax

January 13, 2005

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated July 19, 2004 relating to the financial statements of Common Horizons, Inc. as of June 30, 2004 and for the period from January 28, 2004 (Inception) through June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.

Sincerely,

/s/ De Joya & Company
De Joya & Company

1